UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Schedule 14C Information

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of the Securities Exchange Act of 1934

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STEBEN ALTERNATIVE INVESTMENT FUNDS
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Steben Managed Futures Strategy Fund
A series of Steben Alternative Investment Funds

May 31, 2016

Dear Shareholder:

This letter is being provided to shareholders of the Steben Managed Futures Strategy Fund (the “Fund”), a series of Steben Alternative Investment Fund (the “Trust”), to notify shareholders of the addition of new trading advisors.

Steben & Company, Inc. (“Steben” or the “Manager”) and the Trust are required to furnish shareholders with information about new trading advisors and trading advisory agreements. This notification is a condition of an exemptive order that Steben and the Trust received from the Securities and Exchange Commission permitting Steben, as the Fund's investment adviser, to hire new trading advisors or make changes to existing trading advisory agreements with the approval of the Trust's board of trustees, but without obtaining approval of the Fund's shareholders.

The enclosed “Information Statement” provides information relating to the addition of three new trading advisors to the Fund. The addition of the new trading advisors as described in the Information Statement does not require shareholder approval. You have previously been provided with the Fund's summary prospectus reflecting the addition of the new trading advisors.

No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

Please take a few minutes to review the attached materials. Thank you for your investment in the Steben Managed Futures Strategy Fund.

Sincerely,

/s/ Ken Steben

Ken Steben
President

Important Notice Regarding the Availability
of this Information Statement

The Information Statement is available at www.steben.com

Steben Managed Futures Strategy Fund

A series of the Steben Alternative Investment Funds

9711 Washingtonian Boulevard, Suite 400
Gaithersburg, Maryland 20878

INFORMATION STATEMENT

May 31, 2016

This document is an Information Statement for the shareholders of the Steben Managed Futures Strategy Fund (the “Fund”), a series of Steben Alternative Investment Funds (the “Trust”). On November 16, 2015, the Board of Trustees (“Board”) of the Trust approved the appointment of three new trading advisors as sub-advisors to the Fund – Millburn Ridgefield Corporation (“Millburn”), Revolution Capital Management LLC (“Revolution”) and PGR Capital LLP (“PGR”) (collectively, Trading Advisors”). On March 1, 2016, Millburn, Revolution and PGR each began trading a portion of the Fund’s assets.

The Board also approved the appointment of the Trading Advisors as sub-advisors to the Steben Managed Futures Cayman Fund Ltd., a wholly-owned and controlled subsidiary of the Fund organized under the laws of the Cayman Islands (the "Subsidiary"). They also began trading a portion of the Subsidiary’s assets on March 1, 2016.

The Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”). Pursuant to the SEC Order, Steben & Company, Inc. (“Manager” or “Steben”) and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about Millburn, Revolution and PGR. This Information Statement also discusses the terms of the trading advisory agreements with each Millburn, Revolution and PGR and the Manager and the Trust, on behalf of the Fund.

No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

You may obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by writing to Steben Managed Futures Strategy Fund at P.O. Box 219643, Milwaukee, WI 64121, by calling 1-800-658-5811 or by visiting www.steben.com.

Background

The Fund seeks to achieve positive long-term absolute returns that have a low correlation to broad equity and fixed income market returns. The Fund seeks to achieve its investment objective by pursuing a managed futures strategy which intends to capture absolute returns in the commodity and financial futures markets (equity, interest rate and currency) by investing in futures contracts, foreign currency transactions and options on futures and swaps (“Derivative Instruments”). The Fund may invest in Derivative Instruments directly or it may invest up to 25% of its total assets in the Subsidiary to pursue its managed futures strategy.

The Manager serves as the investment adviser to the Fund and the Subsidiary. As such, it, among other things, develops the overall investment strategies for the Fund and the Subsidiary, allocates assets among the Trading Advisors and oversees the Trading Advisors. Currently, the Trading Advisors to the Fund and the Subsidiary are Millburn, Revolution and PGR. Each Trading Advisor implements its designated managed futures program by investing in a variety of Derivative Instruments.

The managed futures programs employed by the Trading Advisors have a wide variety of different trading styles across a broad range of financial markets and asset classes. Managed futures strategies typically invest either long or short in one or a combination of Derivative Instruments, each of which may be tied to (a) agricultural products, (b) currencies, (c) equity (stock market) indices, (d) energy, (e) fixed income and interest rates, (f) metals or (g) other commodities. Such investments are not for hedging purposes.

The Fund also invests in fixed income investments to generate returns and interest income which add diversification to the returns generated by the Fund’s portfolio. The Fund invests generally between 60% to 80% of its assets directly in fixed income investments to generate returns and interest income, diversifying the returns of the Fund’s investments in managed futures. The Manager allocates these assets to the Fund’s sub-adviser, Principal Global Investors, LLC (“PGI”), who invests primarily in investment grade securities. However, the fixed income portion of the Fund's portfolio is invested without restriction as to issuer country, type of entity, capitalization or the maturity of individual securities. The Fund does not maintain any particular average maturity of its fixed income investments.

Appendix A sets for the Fund ownership information as of February 29, 2016.

Millburn Ridgefield Corporation

Description of Millburn Agreement. At a regular meeting of the Board held on November 16, 2015 the Trustees, including a majority of those Trustees who are not “interested persons” of the Trust (as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) voting separately, approved a new trading advisory agreement among the Manager, the Trust and Millburn (the “Millburn Agreement”). The Millburn Agreement is dated as of February 3, 2016.

Under the Millburn Agreement, the Manager has appointed Millburn to act as a Trading Advisor to the Fund with respect to that portion of the Fund’s assets allocated from time to time to Millburn by the Manager (the “Millburn Allocated Assets”). In consideration of, and as compensation for, all of the services rendered by Millburn to the Fund, the Manager pays Millburn from the management fee it receives from the Fund.

The Millburn Agreement provides that Millburn shall, subject to the supervision and oversight of the Manager, trade the Millburn Allocated Assets on behalf of the Fund in accordance with the terms of the Millburn Agreement and the Supplemental Trading Agreement entered into by the Manager and Millburn in relation to the Millburn Allocated Assets and in accordance with (i) the investment objective, policies and restrictions of the Fund set forth in the Fund’s prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Manager, the Trust’s Chief Compliance Officer, or by the Board that have been furnished in writing to Millburn, (ii) the written instructions and directions received from the Manager and the Fund as delivered; and (iii) all federal and state laws applicable to the Fund and Millburn’s duties under the Millburn Agreement, all as may be in effect from time to time.

Steben Managed Futures Strategy Fund

Information Statement

The Millburn Agreement also provides that Millburn may, on occasions when it deems the purchase or sale of a financial interest to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by Millburn, aggregate, to the extent permitted by applicable laws and regulations, the financial interests to be sold or purchased in order to obtain the best overall terms available.

Millburn further agrees to be aware of the position limits imposed on certain financial interest contracts by the CFTC or applicable contract market. Millburn will be entitled to use that portion of the applicable position limits that bears the same relationship that the Allocated Assets bears to all of the Fund's assets. Millburn currently believes and represents that such speculative limits will not materially affect its trading recommendations or strategy for the Fund given the Millburn's current accounts and all proposed accounts for which Millburn has a contract to act as a Trading Advisor.

The Millburn Agreement also provides that Millburn shall not be liable for any loss arising out of any portfolio investment or disposition, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder. The Millburn Agreement also provides that Millburn shall indemnify the Manager, the Fund and the Trust, and their respective affiliates and controlling persons (the “Manager Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Manager, the Fund and/or the Trust and their respective affiliates and controlling persons may sustain as a result of Millburn’s breach of the Millburn Agreement or its representations and warranties herein or as a result of the Millburn’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder or violation of applicable law; provided, however, that the Manager Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder.

The Millburn Agreement also provides that the Manager shall indemnify Millburn, its affiliates and its controlling persons (the “Millburn Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Manager’s breach of this Agreement or its representations and warranties herein or as a result of the Manager’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties thereunder or violation of applicable law; provided, however, that the Millburn Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of Millburn’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder.

The Millburn Agreement also provides that it will continue in effect until February 3, 2018, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Fund, the Manager or Millburn, cast in person at a meeting called for the purpose of voting on such approval. The Millburn Agreement may at any time be terminated on 60 days’ written notice by any party. The Millburn Agreement shall automatically terminate in the event of its assignment or upon the termination of the Investment Advisory Agreement between the Manager and the Trust.

Steben Managed Futures Strategy Fund

Information Statement

Information about Millburn. Millburn is a Delaware corporation organized in 1982 and its primary business involves managing futures, spot and forward currency portfolios. Millburn’s main office is located at 411 West Putnam Avenue, Greenwich, CT 06830. Millburn has been registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) since July 1, 1982, and as a commodity trading advisor since September 13, 1984, has been registered as an investment adviser with the SEC since March 2002, and has been a member of the National Futures Association (“NFA”) since July 1, 1982. Millburn has been an approved swap firm with the NFA since December 26, 2012. Millburn and its successors have been continuously managing assets in the currency and futures markets, using quantitative, systematic techniques, since 1971. As of March 31, 2016, Millburn, together with its affiliates, had approximately $1.4 billion assets under management in futures and forward markets and other alternative strategies.

Principal Executive Officers and Directors.

The following table lists the directors and principal executive officers of Millburn.  The address of each individual listed below is c/o Millburn Ridgefield Corporation, 411 West Putnam Avenue, Greenwich, CT 06830.

Name	Position(s) Held with Millburn
Harvey Beker	Co-Chairman
George E. Crapple	Co-Chairman
Barry A. Goodman	Co-Chief Executive Officer, Executive Director of Trading
Grant N. Smith	Co-Chief Executive Officer, Director of Research
Gregg R. Buckbinder	President, CEO and CFO
Steven M. Felsental	General Counsel and CCO
Mark B. Fitzsimmons	Senior Vice President

Other Advisory Clients. Millburn serves as an investment manager or adviser to pooled investment vehicles that it sponsors, an investment manager or adviser to an institutional account, and a sub-adviser to mutual funds organized by unaffiliated advisers.

Revolution Capital Management LLC

Description of Revolution Agreement. At a regular meeting of the Board held on November 16, 2015 the Trustees, including a majority of those Trustees who are not “interested persons” of the Trust voting separately, approved a new trading advisory agreement among the Manager, the Trust and Revolution (the “Revolution Agreement”). The Revolution Agreement is dated as of February 1, 2016.

Under the Revolution Agreement, the Manager has appointed Revolution to act as a Trading Advisor to the Fund with respect to that portion of the Fund’s assets allocated from time to time to Revolution by the Manager (the “Revolution Allocated Assets”). In consideration of, and as compensation for, all of the services rendered by Revolution to the Fund, the Manager pays Revolution from the management fee it receives from the Fund.

Steben Managed Futures Strategy Fund

Information Statement

The Revolution Agreement provides that Revolution shall, subject to the supervision and oversight of the Manager, trade the Revolution Allocated Assets on behalf of the Fund in accordance with the terms of the Revolution Agreement and the Supplemental Trading Agreement entered into by the Manager and Revolution in relation to the Revolution Allocated Assets and in accordance with (i) the investment objective, policies and restrictions of the Fund set forth in the Fund’s prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Manager, the Trust’s Chief Compliance Officer, or by the Board that have been furnished in writing to Revolution, (ii) the written instructions and directions received from the Manager and the Fund as delivered; and (iii) all federal and state laws applicable to the Fund and Revolution’s duties under the Revolution Agreement, all as may be in effect from time to time.

The Revolution Agreement also provides that Revolution may, on occasions when it deems the purchase or sale of a financial interest to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by Revolution, aggregate, to the extent permitted by applicable laws and regulations, the financial interests to be sold or purchased in order to obtain the best overall terms available.

Revolution further agrees to be aware of the position limits imposed on certain financial interest contracts by the CFTC or applicable contract market. Revolution will be entitled to use that portion of the applicable position limits that bears the same relationship that the Revolution Allocated Assets bears to all of the Fund's assets. Revolution currently believes and represents that such speculative limits will not materially affect its trading recommendations or strategy for the Fund given the Revolution's current accounts and all proposed accounts for which Revolution has a contract to act as a Trading Advisor.

The Revolution Agreement also provides that Revolution shall not be liable for any loss arising out of any portfolio investment or disposition, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder. The Revolution Agreement also provides that Revolution shall indemnify the Manager, the Fund and the Trust, and their respective affiliates and controlling persons (the “Manager Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Manager, the Fund and/or the Trust and their respective affiliates and controlling persons may sustain as a result of Revolution’s breach of the Revolution Agreement or its representations and warranties herein or as a result of the Revolution’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder or violation of applicable law; provided, however, that the Manager Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder.

The Revolution Agreement also provides that the Manager shall indemnify Revolution, its affiliates and its controlling persons (the “Revolution Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Manager’s breach of this Agreement or its representations and warranties herein or as a result of the Manager’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties thereunder or violation of applicable law; provided, however, that the Revolution Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of Revolution’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder.

The Revolution Agreement also provides that it will continue in effect until February 1, 2018, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Fund, the Manager or Revolution, cast in person at a meeting called for the purpose of voting on such approval. The Revolution Agreement may at any time be terminated on 60 days’ written notice by any party. The Revolution Agreement shall automatically terminate in the event of its assignment or upon the termination of the Investment Advisory Agreement between the Manager and the Trust.

Steben Managed Futures Strategy Fund

Information Statement

Information about Revolution. Revolution is a Colorado Limited Liability Company formed in 2004. Revolution has been a member of the NFA since December 27, 2004. Additionally, Revolution has been registered with the CFTC as a commodity trading advisor and CPO since December 27, 2004. Between March 3, 2004 and December 27, 2004, Revolution was engaged in research and development related to its trading programs. RCM has been trading proprietary capital since January 2005. RCM focuses on short-term, systematic and quantitative trading, applying rigorous statistical analysis to all aspects of research, development, and operations. As of March 31, 2016, the total AUM of the Revolution was approximately $420 million.

Principal Executive Officers and Directors.

The following table lists the directors and principal executive officers of Revolution.  The address of each individual listed below is c/o Revolution Capital Management LLC, 520 Zang Street, Broomfield, Colorado.

Name	Position(s) Held with Revolution
Michael D. Mundt	Chief Compliance Officer
T. Robert Olson	Managing Member

Other Advisory Clients. Revolution serves as a sub-adviser to another registered investment company having a similar investment objective to that of the Fund.

PGR Capital LLP

Description of PGR Agreement. At a regular meeting of the Board held on November 16, 2015 the Trustees, including a majority of those Trustees who are not “interested persons” of the Trust voting separately, approved a new trading advisory agreement among the Manager, the Trust and PGR (the “PGR Agreement”). The PGR Agreement is dated as of February 4, 2016.

Under the PGR Agreement, the Manager has appointed PGR to act as a Trading Advisor to the Fund with respect to that portion of the Fund’s assets allocated from time to time to PGR by the Manager (the “PGR Allocated Assets”). In consideration of, and as compensation for, all of the services rendered by PGR to the Fund, the Manager pays PGR from the management fee it receives from the Fund.

The PGR Agreement provides that PGR shall, subject to the supervision and oversight of the Manager, trade the PGR Allocated Assets on behalf of the Fund in accordance with the terms of the PGR Agreement and the Supplemental Trading Agreement entered into by the Manager and PGR in relation to the PGR Allocated Assets and in accordance with (i) the investment objective, policies and restrictions of the Fund set forth in the Fund’s prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Manager, the Trust’s Chief Compliance Officer, or by the Trust’s Board of Trustees (“Board”) that have been furnished in writing to PGR, (ii) the written instructions and directions received from the Manager and the Fund as delivered; and (iii) all federal and state laws applicable to the Fund and PGR’s duties under the PGR Agreement, all as may be in effect from time to time.

Steben Managed Futures Strategy Fund

Information Statement

The PGR Agreement also provides that PGR may, on occasions when it deems the purchase or sale of a financial interest to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by PGR, aggregate, to the extent permitted by applicable laws and regulations, the financial interests to be sold or purchased in order to obtain the best overall terms available.

PGR further agrees to be aware of the position limits imposed on certain financial interest contracts by the CFTC or applicable contract market. PGR will be entitled to use that portion of the applicable position limits that bears the same relationship that the PGR Allocated Assets bears to all of the Fund's assets. PGR currently believes and represents that such speculative limits will not materially affect its trading recommendations or strategy for the Fund given the PGR's current accounts and all proposed accounts for which PGR has a contract to act as a Trading Advisor.

The PGR Agreement also provides that PGR shall not be liable for any loss arising out of any portfolio investment or disposition, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder. The PGR Agreement also provides that PGR shall indemnify the Manager, the Fund and the Trust, and their respective affiliates and controlling persons (the “Manager Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Manager, the Fund and/or the Trust and their respective affiliates and controlling persons may sustain as a result of PGR’s breach of the PGR Agreement or its representations and warranties herein or as a result of the PGR’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder or violation of applicable law; provided, however, that the Manager Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder.

The PGR Agreement also provides that the Manager shall indemnify PGR, its affiliates and its controlling persons (the “PGR Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Manager’s breach of this Agreement or its representations and warranties herein or as a result of the Manager’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties thereunder or violation of applicable law; provided, however, that the PGR Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of PGR’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties thereunder.

The PGR Agreement also provides that it will continue in effect until February 4, 2018, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Fund, the Manager or PGR, cast in person at a meeting called for the purpose of voting on such approval. The PGR Agreement may at any time be terminated on 60 days’ written notice by any party. The PGR Agreement shall automatically terminate in the event of its assignment or upon the termination of the Investment Advisory Agreement between the Manager and the Trust.

Information about PGR. PGR Capital LLP is a limited liability partnership registered in England and Wales founded in 2009. PGR’s main office is located at 130 Jermyn Street, London SW1Y 4UR. PGR is authorized and regulated by the United Kingdom’s Financial Conduct Authority. PGR has been a member of the NFA since August 12, 2009. Additionally, PGR is registered with the CFTC as a CTA and CPO. PGR Capital LLP was founded in May 2009 by Casey Grylls, Edward Pyke, Nigel Gent and Peter Rogers. The four partners each have strong academic and employment backgrounds and direct experience in all areas of systematic managed futures trading; research, development, implementation, execution and investor relations. They have been developing trend following strategies for more than ten years. As of March 31, 2016, the total AUM of the PGR was approximately $218 million.

Steben Managed Futures Strategy Fund

Information Statement

Principal Executive Officers and Directors.

The following table lists the directors and principal executive officers of PGR.  The address of each individual listed below is c/o PGR Capital LLP, 130 Jermyn Street, London SW1Y 4UR.

Name	Position(s) Held with PGR
Edward Pyke	Managing Member
Peter Rogers	Managing Member
Nigel Gent	Managing Member
Casey Grylls	Managing Member
Susie Greeley	Chief Compliance Officer

Other Advisory Clients. PGR does not act as investment adviser or sub-adviser to another registered investment company having a similar investment objective to that of the Fund.

Board's Considerations in Approving the Millburn, Revolution and PGR Agreements

Overview | At a meeting held on November 16, 2015, the Board of Trustees for the Steben Alternative Investment Funds (“SAIF”) and Steben Managed Futures Cayman Fund Ltd. (“Cayman Fund”) (each, a “Fund”, collectively the “Funds”), including its independent Trustees, approved trading advisory agreements (“Trading Advisory Agreements”) between the Manager and Millburn, PGR, and Revolution as the trading advisors for SAIF on behalf of the Managed Futures Fund and the Cayman Fund. Collectively, the Trading Advisory Agreements are referred to herein as the “Agreements.”

In preparation for review of the Agreements, the Board requested the Trading Advisors provide substantial and detailed information which the Board determined are reasonably necessary to evaluate the Agreements. The Trading Advisors provided information relevant to the approval of the Agreements, including: (1) the nature and extent of the advisory and other services provided to or to be provided to the Funds; (2) the firm’s experience and personnel; (3) firm’s financial condition; (4) comparison of the performance of each firm’s similarly managed accounts versus peer group and/or representative indices; (5) the proposed advisory fee rates for each Fund and a comparison with fee rates charged to other clients; and (6) benefits realized or to be realized by the firm. As it does at each regularly scheduled Board meeting, the Board also received a presentation by the portfolio management and research and due diligence teams addressing Steben’s investment philosophies, investment strategies, personnel and operations as they relate to the Funds. Steben also provided the Board with a presentation regarding the Trading Advisors’ investment philosophies, investment strategies, performance, due diligence, personnel and operations as they relate to the Funds.

The Trustees used this information to help them decide whether to approve the Agreements. The Board posed questions to various management personnel of Steben regarding certain key aspects of the materials submitted in support of the approval of the Agreements. The Board also received a detailed memorandum from counsel to the Fund and the independent Trustees regarding the responsibilities of the Board members in connection with their consideration of the Agreements.

Steben Managed Futures Strategy Fund

Information Statement

The Trustees also evaluated the Agreements in light of all the materials provided during the meeting, the presentations made during the meeting, and the discussions held during the meeting. The Trustees reviewed these materials with management of the Manager and independent counsel to the Trustees. The Independent Trustees also discussed the Agreements with counsel in an executive session, at which no representatives of the Manager or the Trading Advisors were present. The Trustees considered whether the Agreements would be in the best interests of the Fund and their shareholders and the overall fairness of the Agreements. Among other things, the Trustees reviewed information concerning: (1) the nature, extent and quality of the services to be provided by the Trading Advisors; (2) the cost of the services provided and the profits realized by the Manager from its relationship with the Fund; (3) the extent to which economies of scale will be realized as the Fund grows; and (4) the extent to which fee levels reflect the economies of scale, if any, for the benefit of the Fund’s shareholders. In their deliberations, the Trustees did not rank the importance of any particular piece of information or factor considered, and it is presumed that each Trustee attributed different weights to the various factors.

As discussed below, the Board considered many factors and a significant amount of information in evaluating whether the Agreements and the fees provided therein with respect to the Funds should be approved. The Board was advised by independent legal counsel with respect to its deliberations regarding the approval of the Agreements. The discussion below is not intended to be all-inclusive or intended to touch on every fact that the Board took into consideration regarding the approval of the Agreements. The determination to approve the Agreements was made on the basis of each Trustee’s business judgment after consideration of all the information presented. It is important to recognize that individual Trustees may have given different weight to certain factors and assigned various degrees of materiality to information received in connection with the approval process.

Nature, Extent and Quality of Advisory Services | With respect to the approval of each of the Trading Advisory Agreements, the Board considered the quality, background and experience of the Trading Advisors’ investment personnel responsible for managing the Funds, the size of the Trading Advisors and the Trading Advisors’ ability to continue to attract and retain qualified investment personnel. The Board also considered the adequacy of the resources committed to the Funds by the Trading Advisors, and whether those resources were commensurate with the needs of the Funds and are sufficient to sustain appropriate levels of performance and compliance needs. In this regard, the Board considered the financial stability of the Trading Advisors. The Board also considered the Trading Advisors’ representations regarding its compliance program. The Board concluded that the nature, extent and quality of the trading advisory service to be provided by the Trading Advisors were appropriate and thus supported a decision to approve each Trading Advisory Agreement.

Investment Performance | The Board considered the performance of each Trading Advisor’s trading program and found such overall results to be satisfactory.

Costs of Services Provided and Level of Profitability. | The Trustees also considered (i) the costs of the services historically provided by Steben and the costs of services to be provided by Steben pursuant to the Amended Agreement, (ii) the compensation and benefits received by Steben in providing services to the Fund, and (iii) its profitability. The Trustees noted that the level of profitability of Steben is an important factor in providing service to the Fund, and that Steben currently is managing the Fund at a loss. Based on the information provided, the Trustees concluded that Steben’s fees and profits (if any) derived from its relationship with the Trust in light of the Fund’s expenses, are reasonable in relation to the nature and quality of the services to be provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the overall expense ratio of the Fund is reasonable, taking into account the size of the Fund, the quality of services provided by Steben, the investment performance of the Fund and the expense limitations agreed to by Steben through the Fund’s Operating Services Agreement.

Steben Managed Futures Strategy Fund

Information Statement

In analyzing the cost of services for the Trading Advisors in connection with its trading advisory services to be provided to the Funds, the Board considered that Steben pays the Trading Advisors from its advisory fee rate and, thus, Steben negotiated at arms’ length. On the basis of the Board’s review of the proposed fees to be charged by the Trading Advisors for trading advisory services, the relatively unique, and highly specialized nature of the Funds’ investment program, and the Trading Advisors’ financial information, the Board concluded that the level of the trading advisory fees is appropriate in light of the services to be provided.

Economies of Scale | The Trustees considered the extent to which economies of scale would be realized relative to fee levels as the Fund grows, and whether the advisory fee levels reflect these economies of scale for the benefit of shareholders. In considering the overall fairness of the Amended Agreements, the Trustees assessed the degree to which economies of scale that would be expected to be realized if the Fund’s assets increase as well as the extent to which fee levels would reflect those economies of scale for the benefit of the Fund’s shareholders. The Trustees determined that the fee schedule in the Amended Agreements is reasonable and appropriate. The Trustees also noted that they will have the opportunity to periodically re-examine whether the Fund has achieved economies of scale, as well as the appropriateness of fees payable to Steben.

Conclusion. | Based on all of the information presented to and considered by the Trustees and the conclusions that it reached, the Trustees approved each Trading Advisory Agreement on the basis that its terms and conditions are fair to, and in the best interests of, the Fund and its shareholders.

Information about the Distributor and Administrator

Foreside Fund Services, LLC (the “Distributor”) pursuant to a Distribution Agreement with the Trust, acts as the Fund’s distributor. The offering of the Fund’s shares is on a best efforts basis and is continuous. The Distributor is a registered broker-dealer and a member of the Financial Industry Regulatory Authority. The Distributor has no obligation to sell any specific quantity of shares of the Fund.

The Administrator, Fund Accountant and Transfer Agent for the Fund is U.S. Bancorp Fund Services, LLC, which has its principal office at 615 East Michigan Street, Milwaukee, WI 53202, and is primarily in the business of providing administrative, fund accounting and transfer agent services to retail and institutional mutual funds.

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Steben Managed Futures Strategy Fund

Information Statement

Appendix A

Steben Managed Futures Strategy Fund

Fund Ownership Information

As of February 29, 2016

As of February 29, 2016, the Fund had the following outstanding shares:

Outstanding Shares	Class A	Class C	Class I	Class N
Steben Managed Futures Strategy Fund	170,977.876	89,561.169	7,538,817.592	530,609.344

As of February 29, 2016, the Trustees and Officers of the Fund, as a group, held 1.05% of the outstanding Class A and less than 1% of Class I, Class C and Class N shares of the Fund.

The following table sets forth, the name and addresses of persons that owned beneficially, or of record, 5% or more of the total outstanding shares of the Fund.

Share Class	Name And Address Of Owner	Number of Shares Owned	Percent of Fund *
Class C	NFS LLC Febo FMT Co Cust IRA Rollover FBO Diane B Neimann 2720 Glenhurst Ave Minneapolis, MN 55416-3965	7,519	8.40%
	NFS LLC Febo Phyllis A Mcdermitt Phyllis A Mcdermitt TTEE 167 Larry Ave Vandalia, OH 45377-3011	6,561	7.33%
	Stifel Nicolaus & Co Inc. Billie Belschner Sep IRA 501 North Broadway St Louis, MO 63102-2137	5,110	5.71%
	NFS LLC Febo NFS/FMTC IRA FBO Charles E. Jennings 65055 Slaughter Hill Rd Cambridge OH 43725-9040	4,641	5.18%
	Stifel Nicolaus & Co Inc. James R. Greenwell 501 North Broadway St Louis, MO 63102-2137	4,623	5.16%
Class I	Futures Portfolio Fund Limited 9711 Washingtonian Blvd Ste. 400 Gaithersburg, MD 20878-5574	5,848,936	77.57%
	TD Ameritrade Inc. Po Box 2226 Omaha Ne 68103-2226	770,870	10.22%
	National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310-2010	689,191	9.14%
Class N	National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310-2010	333,175	62.79%
	Charles Schwab & Co Inc. 211 Main St San Francisco, CA 94105-1905	85,552	16.12%